Exhibit 10.11

The Genesis Fund Ltd.
Promissory Note

This Promissory Note (the “Note”) is made this date of December 7, 2010, in return for valuable consideration received, and Task Technologies, Inc., of 9570 Downes St NE, Michigan (“Borrower”), promises to pay to The Genesis Fund, of 2510 Warren Ave., Cheyenne, WY (“Lender”), the sum of $10,000.00 US Dollars (ten thousand USD), together with interest thereon at the rate of twenty percent (20%) per annum.

Terms of Repayment: This loan shall be repaid within twelve months from the date of execution of this Note.

Late Fees: In the event that a payment due under this Note is not made within five (5) days of the time set forth herein, the Borrower shall pay an additional late fee in the amount of 5% of the outstanding principal balance.

Prepayment: This Note may be prepaid in whole or in part at any time without premium or penalty.

Default: In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

Securitization: This Note is secured by the assets and interests of the Borrower, to the degree and limit allowed for by the Uniform Commercial Code and the laws of the State of Michigan.

Modification: No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note: The Borrower hereby waives any notice of the transfer of this Note by the Lender. Any subsequent holder of this Note agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

Severability of Provisions: In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of the State of Michigan.

Signed Under Penalty of Perjury, this _7th  day of _December_, 2010,

Borrower – The Genesis Fund Ltd.:

s/Steven R. Visser
By

Steven R. Visser, Vice President
Name and Office Held

Borrower signed in the presence of:

s/John Passeno
Witness

John Passeno
Name

Lender:

s/Guy D. Roberts
By

Guy D. Roberts, CEO
Name